UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2025

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 219-9001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously announced, on October 28, 2025, Amplify Energy Operating LLC, a Delaware limited liability company (“OLLC”), and Magnify Energy Services LLC, a Delaware limited liability company (“Magnify” and together with OLLC, the “EQV Sellers”), each an indirect, wholly owned subsidiary of Amplify Energy Corp., a Delaware corporation (the “Company”), entered into a purchase and sale agreement (the “EQV Purchase and Sale Agreement”) with EQV Alpha LLC, a Delaware limited liability company (“Alpha”), pursuant to which the EQV Sellers sold to Alpha certain assets of the EQV Sellers, which include, among other things, the EQV Sellers’ right, title and interest in and to certain specified oil and gas Properties and Equipment (each, as defined in the EQV Purchase and Sale Agreement) within or related to certain designated lands in East Texas and Louisiana (the “EQV Asset Sale”).

In addition to the EQV Asset Sale and as previously announced, on November 4, 2025, Amplify Oklahoma Operating LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company (“Amplify Oklahoma”), Magnify (together with Amplify Oklahoma, the “Revolution Sellers”), and, for certain limited purposes, OLLC, entered into a purchase and sale agreement (the “Revolution Purchase and Sale Agreement”) with Revolution Resources III, LLC, a Delaware limited liability company (“Revolution”), pursuant to which the Revolution Sellers sold to Revolution certain assets of the Revolution Sellers, which include, among other things, the Revolution Sellers’ right, title and interest in and to certain specified oil and gas Properties and Equipment (each, as defined in the Revolution Purchase and Sale Agreement) within or related to certain designated lands in Oklahoma (the “Probable Revolution Asset Sale” and together with the “EQV Asset Sale” the “Asset Sales”). The Probable Revolution Asset Sale is expected to close on or about December 29, 2025.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Explanatory Note relating to the EQV Asset Sale is incorporated by reference into this Item 2.01.

The EQV Asset Sale was completed on December 23, 2025, for total proceeds of approximately $122.0 million in cash, subject to customary post-closing adjustments. This disposition does not qualify as a discontinued operation.

The forgoing description of the EQV Asset Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the EQV Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On December 23, 2025, the Company issued a press release announcing the events described in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of the Company giving effect to the Asset Sales is being filed as Exhibit 99.1 of this Form 8-K and is incorporated herein by reference:

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025.

2.	Unaudited Pro Forma Condensed Statement of Consolidated Operations for the nine months ended September 30, 2025.

3.	Unaudited Pro Forma Condensed Statement of Consolidated Operations for the year ended December 31, 2024.

As described above, the Probable Revolution Asset Sale has not closed and is expected to close on or about December 29, 2025; however, management believes such sales are probable. The pro forma financial information contains management’s current expectations with respect to certain estimates of allocated expenses and an estimate of the final proceeds to be received from the Probable Revolution Asset Sale. The actual amounts could vary, possibly materially, from management’s current expectations. Following the closing of the Probable Revolution Asset Sale, the Company expects to file a Current Report on Form 8-K that will reflect the final terms of the Probable Revolution Asset Sale.

(d) Exhibits.

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated October 28, 2025, among Amplify Energy Operating LLC, Magnify Energy Services LLC and EQV Alpha LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2025).

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Amplify Energy Corp.

99.2	Press Release, dated December 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2025	AMPLIFY ENERGY CORP.

	By:	/s/ Daniel Furbee
Name: Daniel Furbee
Title: Chief Executive Officer